Reg. Section 230.424(b)(3)
                                     Registration No. 333-91149


       SUPPLEMENT TO PROSPECTUS, DATED DECEMBER 6, 1999,
        INCLUDED IN BINDLEY WESTERN INDUSTRIES, INC.'S
               REGISTRATION STATEMENT ON FORM S-3
                  (REGISTRATION NO. 333-91149)

     The "Selling Stockholder" section of the Prospectus dated December 6, 1999, included in Bindley Western Industries, Inc.'s Registration Statement on Form S-3 (Registration No. 333-91149), is hereby supplemented to reflect a gift of 8,500 shares of our common stock from Stephen B. Curet to Assemblies of God Foundation in Springfield Missouri (the "Donee"). The Donee may offer and sell such shares from time to time in accordance with the methods described in the "Plan of Distribution" section of the Prospectus.

The date of this Supplement is December 29, 1999.